EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT


         We have issued our report dated January 25, 1999 with respect to the consolidated balance sheets of Elverson National Bank and its subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998, which report appears in Amendment No. 1 to Report on Form 8-K dated January 4, 1999 of National Penn Bancshares, Inc.

         We hereby consent to the incorporation by reference of said report in the Registration Statements of National Penn Bancshares, Inc. and Subsidiaries on Form S-8 (File No. 333-71391; File No. 333-27101; File No. 333-27103; File
No. 333-27059; File No. 33-91630; File No. 33-87654; and File No. 33-15696), and
on Form S-3 (File No. 333-04729;  File No. 33-86094; File No. 33-47067; and File
No. 33-02567).


                                        BEARD & COMPANY, INC.


Reading, Pennsylvania
March 9, 1999